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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (No. 333-86252, 333-10630, 333-6366) on Form S-8 and the Registration Statement (No. 333-82728) on Form S-3 of our reports dated February 12, 2003, (which audit report expresses an unqualified opinion and includes an additional paragraph regarding the audit procedures we applied to certain adjustments made to Moore Corporation Limited's 2000 financial statements for the change in accounting policy related to earnings per share, restatement of the segmented information, and the reclassifications to conform to the current year's presentation but does not express an opinion or any form of assurance on the 2000 financial statements taken as a whole) appearing in this Annual Report on Form 10-K of Moore Corporation Limited for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP
Toronto, Canada
February 12, 2003


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